EXHIBIT 5.1


                                RONALD J. STAUBER
                                A LAW CORPORATION
                        1880 CENTURY PARK EAST, SUITE 315
                          LOS ANGELES, CALIFORNIA 90067
                            FACSIMILE (310) 556-3687
                            TELEPHONE (310) 556-0080

                                November 13, 2008


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have acted as counsel for Sierra Resource Group, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 3,510,000 shares of common stock described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examination of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 3,510,000 shares of common stock to be sold as described in the Registration Statement will be, when issued in accordance with the terms of the offering, validly issued, fully paid and non-assessable.


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U.S. Securities and Exchange Commission
November 13, 2008
Page 2


This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. We are licensed only to practice law in the State of California. The State Bar of California, Committee on Corporations, is of the view that California lawyers may properly opine on certain matters, to include uncomplicated matters involving the corporate laws of other jurisdictions. We are experienced in corporate matters and we are familiar with Nevada Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company's Registration Statement and the reference to our firm in the Prospectus, if applicable or required.

Very truly yours,

/s/ RONALD J. STAUBER


_________________________
    Ronald J. Stauber